[MERRILL LYNCH LOGO]       MERRILL LYNCH LIFE INSURANCE COMPANY
                           Home Office: 425 West Capitol Avenue, Suite 1800,
                           Little Rock, Arkansas 72201
                           Variable Life Service Center: P.O. Box 9025,
                           Springfield, Massachusetts 01102-9025
                           ----------------------------------------------------

                           INSURED              [RICHARD ROE]
                           POLICY NUMBER        [SPECIMEN]


                           MODIFIED SINGLE PREMIUM VARIABLE LIFE INSURANCE
                           POLICY

                           This policy is a legal contract between its owner and us. Please read it carefully. In this policy, the word you or your refers to the owner. We or us refers to Merrill Lynch Life Insurance Company.

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Death Benefit              We will pay the Death Benefit Proceeds to the
Provided By This           Beneficiary after we receive Due Proof of Death of
Policy                     the Insured.


                           AT ISSUE, THE DEATH BENEFIT EQUALS THIS POLICY'S INITIAL FACE AMOUNT. AFTERWARDS, THE DEATH BENEFIT MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THIS POLICY'S INVESTMENT RESULTS, BUT WILL NEVER BE LESS THAN THE POLICY'S GUARANTEED MINIMUM DEATH BENEFIT. DURING THE GUARANTEE PERIOD, WE CANNOT TERMINATE THIS POLICY AND THE DEATH BENEFIT IT PROVIDES, REGARDLESS OF INVESTMENT RESULTS, UNLESS LOAN DEBT EXCEEDS THE SURRENDER VALUE. FOR A DESCRIPTION OF THE GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEE PERIOD, SEE THE GUARANTEED BENEFITS RIDER. FOR DETAILS ON THE DEATH BENEFIT, INCLUDING THE EFFECT OF POLICY LOANS, SEE POLICY BENEFITS FOR THE OWNER AND INSURANCE BENEFITS.

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Cash Value Benefits        During the Insured's lifetime while this policy is
Provided By                in effect, we provide cash value benefits and other
This Policy                important rights as described in this policy.

                           THE ACCOUNT VALUE MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THE INVESTMENT RESULTS FOR THIS POLICY. NO MINIMUM SURRENDER VALUE IS GUARANTEED. SEE POLICY BENEFITS FOR THE OWNER FOR INFORMATION ON THE SURRENDER VALUE.

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Investment Results         You can allocate this policy's Account Value among
For This Policy            the subaccounts. Each subaccount invests in a
                           designated Fund. The Account Value and Death
                           Benefit may increase or decrease depending on the investment results of the subaccounts, the allocation of the policy's Account Value and the timing and amount of all Premium payments, loans, withdrawals, charges and credits. See How Variable
                           Life Insurance Works for details.

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Right To Examine           This policy may be returned on or before the end of
This Policy                the free look period. That period ends 10 days
                           after you receive this policy. Mail or deliver this policy to our Variable Life Service Center or to your Financial Consultant. The returned policy will be treated as if we never issued it. We will promptly return any Premium paid.





                                 [SIG]                            [SIG]

                               Secretary                        President

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Modified Single Premium    Variable life insurance payable upon death of
Variable Life              Insured. Modified single Premium.
Insurance Policy           Non-participating. Investment results reflected in
                           policy benefits. Guaranteed Minimum Death Benefit and Guarantee Period as described in Guaranteed
                           Benefits Rider.

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   POLICY CONTENTS                                                        PAGE
-------------------------------------------------------------------------------
Definitions                                                                3
Policy Summary                                                             5
Policy Schedules
   Premium Information                                     Policy Schedule 1
    Other Policy Information                               Policy Schedule 2
    Charges, Fees and Credits for This Policy              Policy Schedule 3
    Table of Attained Age Factors                          Policy Schedule 4
    Table of Guaranteed Maximum Cost of Insurance Rates    Policy Schedule 5
    The Separate Account                                   Policy Schedule 6
Introduction To This Policy                                                6
Premium Payments                                                           7
How Variable Life Insurance Works                                          8
Charges and Credits                                                       10
Policy Benefits For The Owner                                             11
Insurance Benefits                                                        14
Choosing An Income Option                                                 15
Other Important Information                                               18

A copy of the application and any riders and endorsements are at the back of this policy.


---------------------------------------------------------------------------------------------------------------------------------
                           DEFINITIONS
---------------------------------------------------------------------------------------------------------------------------------
Account Value              The amount available for investment under this policy at any time. It is the sum of the value in each of the subaccounts.

---------------------------------------------------------------------------------------------------------------------------------

Accumulation Unit          A unit of measure used to compute the value of your interest in a subaccount.

---------------------------------------------------------------------------------------------------------------------------------

Attained Age               The Insured's Issue Age plus the number of full policy years elapsed since the Policy Date.

---------------------------------------------------------------------------------------------------------------------------------

Beneficiary                The person to whom we pay the Death Benefit Proceeds upon the Insured's death.

---------------------------------------------------------------------------------------------------------------------------------

Company                    Merrill Lynch Life Insurance Company, also referred to as "we" or "us".

---------------------------------------------------------------------------------------------------------------------------------

Contract Value             The Account Value plus Loan Debt, less any accrued charges. The charges we accrue for are described in
                           Policy Schedule 3. Accrued charges are collected as of a Policy Processing Date and upon surrender.

---------------------------------------------------------------------------------------------------------------------------------

Death Benefit              The greater of the Guaranteed Minimum Death Benefit described in the Guaranteed Benefits Rider and the
                           Variable Insurance Amount.

---------------------------------------------------------------------------------------------------------------------------------

Death Benefit Proceeds     The amount payable to the Beneficiary upon the death of the Insured. It equals the Death Benefit less any Loan Debt, plus the amount payable under any additional insurance rider.

---------------------------------------------------------------------------------------------------------------------------------

Due Proof of Death         A certified copy of the death certificate, Beneficiary Statement and any additional paperwork necessary to process payment of a death claim when the Insured dies.

---------------------------------------------------------------------------------------------------------------------------------

Fund                       An investment portfolio of an open-end management investment company or unit investment trust in which a subaccount invests.

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Guaranteed Minimum         A Death Benefit payable regardless of the investment results of the subaccounts. See the Guaranteed
Death Benefit              Benefits Rider for details on the amount and duration of the guaranteed minimum death benefit.


---------------------------------------------------------------------------------------------------------------------------------

Guarantee Period           The period during which we cannot terminate the policy, regardless of investment results, unless Loan
                           Debt exceeds the Surrender Value. It is not necessarily the date coverage under the policy ends. After the end of the guarantee period, the policy will remain in effect unless the Net Surrender Value is reduced to zero. See the Guaranteed Benefits Rider for details on the guarantee period.

---------------------------------------------------------------------------------------------------------------------------------

In Force Date              The date when the underwriting process is complete, and the Initial Premium payment and any outstanding policy amendments are received at our Variable Life Service Center.

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Issue Age                  The issue age is defined and shown in Policy Schedule 1.

---------------------------------------------------------------------------------------------------------------------------------

Issue Date                 The date this policy is issued at our Variable Life Service Center. The contestable and suicide periods are measured from this date.

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Loan Debt                  The loan amount on the last policy anniversary (including capitalized loan interest), plus any new loans since that anniversary, less any repayments since that anniversary, plus accrued loan interest.

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Net Amount at Risk         The Death Benefit less Contract Value, adjusted for interest.

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Net Contract Value         The Contract Value less any Loan Debt.

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Net Loan Cost              The difference between loan interest charged and loan interest credited. See Policy Schedule 3.




MSP00                                      3

---------------------------------------------------------------------------------------------------------------------------------

                           DEFINITIONS (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------------
Net Surrender Value        The Surrender Value minus any Loan Debt. This is the amount that we would pay upon surrender of the policy.

---------------------------------------------------------------------------------------------------------------------------------

Policy Date                The date used to determine Policy Processing Dates, policy years and anniversaries. The policy date may or may not be the same as the Issue Date.

---------------------------------------------------------------------------------------------------------------------------------

Policy Processing Dates    The days when we deduct charges or add credits, or determine the amount of a charge or credit. Policy processing dates begin on the Policy Date and then occur on the same day of the month as the Policy
                           Date at the end of each successive Policy Processing Period.

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Policy Processing Period   The period between successive Policy Processing Dates. The policy processing period for this policy is described in Policy Schedule 3.

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Premiums                   The money paid into this policy.

---------------------------------------------------------------------------------------------------------------------------------

Separate Account           This policy is funded by a separate account of the Company. The separate account has multiple subaccounts, which invest in shares or units of the Funds. The separate account and the subaccounts currently available with this policy are identified in Policy Schedule 6.

---------------------------------------------------------------------------------------------------------------------------------

Surrender Value            The Contract Value less any applicable surrender charges. Surrender charges for this policy, if any, are shown in Policy Schedule 3.

---------------------------------------------------------------------------------------------------------------------------------

Valuation Period           Each business day together with any non-business days before it. A business day is any day the New York
                           Stock Exchange (NYSE) is open for trading, or any day on which the SEC otherwise requires that the policy's Funds be valued. We calculate the value of an Accumulation Unit for each subaccount at the end of each valuation period.

---------------------------------------------------------------------------------------------------------------------------------

Variable Insurance         The Contract Value multiplied by the appropriate Attained Age Factor shown or described in Policy
Amount                     Schedule 4.




MSP00                                      4

--------------------------------------------------------------------------------
                                 Policy Summary
--------------------------------------------------------------------------------

POLICY NUMBER                                           [SPECIMEN]

OWNER                                                   [RICHARD ROE]

ISSUE DATE                                              [February 10, 2001]
POLICY DATE                                             [January 15, 2001]

INSURED                                                 [RICHARD ROE]
ISSUE AGE/SEX                                           [35 Male]
UNDERWRITING CLASS                                      [Medical Non-Smoker]

INITIAL PREMIUM                                         [$50,000.00]
INITIAL FACE AMOUNT                                     [$214,520]
INITIAL GUARANTEED
MINIMUM DEATH BENEFIT                                   [$214,520]
INITIAL GUARANTEE PERIOD                                [65.00 years]











MSP00                                   5

--------------------------------------------------------------------------------
                                POLICY SCHEDULE 1
--------------------------------------------------------------------------------

INSURED                                  [RICHARD ROE]
POLICY NUMBER                            [SPECIMEN]


Issue Age                                [35] (The Insured's age on his/her birthday nearest the Policy Date)

Initial Premium                          [$50,000]

Allocation of Initial Premium            We allocate the Initial Premium to the Merrill Lynch
                                         Domestic Money Market subaccount until 14 days following the In
                                         Force Date. No transfers are allowed during this period.


                                         [At the end of this period, we will
                                         reallocate the Account Value among the
                                         subaccounts as follows:

                                             SUBACCOUNT/ALLOCATION PERCENTAGE

                                         [Merrill Lynch Basic Value Focus Fund]                 [10%]
                                         [Merrill Lynch Domestic Money Market Fund]             [lO%]
                                         [Merrill Lynch Fundamental Growth Fund]                [5O%]
                                         [Alliance Premier Growth Portfolio]                    [20%]
                                         [Delaware Trend Series]                                [10%]]

Additional Premiums                      Permitted in policy year(s)                            1
                                         Number of additional Premium payments permitted        4
                                         Maximum Attained Age of Insured at time of payment     80
                                         Minimum additional Premium                             $2,000
                                         The maximum additional premium permitted in a policy year is subject to our underwriting requirements and limits.


Allocation of Additional                 Once we complete any necessary underwriting and accept your
Premiums                                 Premium payment, we allocate the payment in accordance with your instructions in effect as of that date, unless you provide other instructions at the time of payment.


Maximum Number of                        5
Subaccount Allocations
at One Time
















SCHD1                                       Policy Schedule I

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                               POLICY SCHEDULE 1
------------------------------------------------------------------------------

INSURED                             [Richard Roe]
POLICY NUMBER                       [SPECIMEN]

Issue age                           [35] (The Insured's age on his/her birthday nearest the Policy Date)

Initial Premium                     [$50,000]

Allocation of Initial Premium       We allocate the Initial Premium to the Merrill Lynch Domestic
                                    Money Market subaccount until 14 days following the In Force
                                    Date.  No transfers are allowed during this period.

                                    [The Account Value will remain in the Merrill Lynch Domestic
                                    Money Market subaccount until we receive other instructions. We have received no reallocation instructions as of the Issue Date.]

Additional Premiums                 Permitted in policy year(s)                                     1
                                    Number of additional Premium payments permitted                 4
                                    Maximum Attained Age of Insured at time of payment              80
                                    Minimum additional Premium                                      $2,000
                                    The maximum additional premium permitted in a policy year is subject to our underwriting requirements and limits.

Allocation of Additional            Once we complete any necessary underwriting and accept your
Premiums                            Premium payment, we allocate the payment in accordance with your instructions in effect as of that date, unless you provide other instructions at the time of payment.

                                    [If you do not provide other instructions and there are no allocation instructions in effect, additional Premiums will be allocated to the
                                    Merrill Lynch Domestic Money Market subaccount.]

Maximum Number of                   5
Subaccount Allocations
at One Time

SCHD1                          Policy Schedule 1

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                               POLICY SCHEDULE 2
   -------------------------------------------------------------------------

     INSURED                       [RICHARD ROE]
     POLICY NUMBER                 [SPECIMEN]

----------------------------------------------------------------------------------------------------------------------
Transfers                           Minimum transfer amount                                         $100
                                    Maximum number of transfer each policy year without             12
                                    charge (For amount of transfer charge, see Policy
                                    Schedule 3)
----------------------------------------------------------------------------------------------------------------------
Policy Loans                        Minimum loan amount                                             $500
                                    Minimum repayment amount                                        $500 or the Loan Debt,
                                                                                                    if less
                                    Loan Value                                                      90% of the Surrender
                                                                                                    Value
                                    Maximum loan amount                                             Loan Value less Loan
                                                                                                    Debt
                                    Loan interest charge                                            Maximum 6.00% annual
                                    Loan interest credit                                            4.00% annual

----------------------------------------------------------------------------------------------------------------------
Payment Required to                 10% of Contract Value
Prevent Termination Due
To Excess Loan Debt

----------------------------------------------------------------------------------------------------------------------
Partial Withdrawals                 Permitted starting in                                           Policy year 2
                                    Number permitted per policy year                                6
                                    Minimum amount                                                  $1,000
                                    Maximum amount                                                  Least of:
                                                                                                      (i) 80% of Net
                                                                                                    Surrender Value;
                                                                                                      (ii) Loan Value less
                                                                                                    Loan Debt; or
                                                                                                      (iii) the amount that
                                                                                                    would reduce the face
                                                                                                    amount to the minimum
                                                                                                    for which we would then
                                                                                                    issue this policy
                                    Maximum Attained Age at withdrawal                              None

----------------------------------------------------------------------------------------------------------------------
Grace Amount                        Three times the charges due on the Policy Processing
                                    Date on which we determined that the Surrender Value
                                    was insufficient, plus the amount by which the Surrender
                                    Value was insufficient on that date.

SCHD2                          Policy Schedule 2

   -------------------------------------------------------------------------
                               POLICY SCHEDULE 2 (CONTINUED)
   -------------------------------------------------------------------------

     INSURED                       [RICHARD ROE]
     POLICY NUMBER                 [SPECIMEN]

----------------------------------------------------------------------------------------------------------------------
Reinstatement Premium                The minimum premium for which we would then issue
                                     this policy for the current face amount based on the
                                     Insured's Attained Age and underwriting class as of the
                                     effective date of the reinstated policy.

----------------------------------------------------------------------------------------------------------------------
Interest Rate Used in                4% per year
Our Computations

----------------------------------------------------------------------------------------------------------------------
Mortality Table Used in              [1980 CSO Male Non-Smoker Mortality Table]
Our Computations

SCHD2                          Policy Schedule 2

           --------------------------------------------------------------------

                                POLICY SCHEDULE 3

           --------------------------------------------------------------------

           INSURED                     [RICHARD ROE]
           POLICY NUMBER               [SPECIMEN]
           --------------------------------------------------------------------
           POLICY PROCESSING PERIOD    3 MONTHS
           --------------------------------------------------------------------

                                  CHARGES, FEES AND CREDITS FOR THIS POLICY

                         DEDUCTIONS TO DETERMINE SUBACCOUNT ACCUMULATION UNIT VALUE
                         ----------------------------------------------------------

          TYPE OF CHARGE                        POLICY YEARS                  AMOUNT OF CHARGE
          --------------                        ------------                  ----------------
          ASSET BASED Charge(1)                     All                       Daily charge of .003699%
                                                                              (1.35% annually)

                                        DEDUCTIONS FROM ACCOUNT VALUE
                                        -----------------------------
          TYPE OF CHARGE                         POLICY YEARS                 AMOUNT OF CHARGE
          --------------                         ------------                 ----------------
          EXPENSE CHARGE(2)                         1-10                      Quarterly charge of .1125%
                                                                              (.45% annually)

          Cost of Insurance                         All                       Quarterly Gtd. Max.
          Charge(3)                    (until Insured's Attained Age 100)     Cost of Insurance Rates
                                                                              (see Policy Schedule 5)

          Net Loan Cost(4)                  Any Policy Year Loan              Maximum 2.00%
                                                 Debt Exists                  annually


                                           CREDITS TO ACCOUNT VALUE
                                           ------------------------

          TYPE OF CREDIT                        POLICY YEARS                  AMOUNT OF CREDIT
          --------------                     ----------------                 ----------------
          Asset-Based Credit(5)                     11 +                      Quarterly credit of .1125%
                                                                              (.45% annually)

        (1)Deducted daily from the investment results of each subaccount.

        (2)Calculated on the Policy Date and on each subsequent Policy Processing Date by multiplying the quarterly charge by the Contract Value. Deducted in arrears from each subaccount on a pro rata basis on the Policy Processing Date following the calculation date. Accrued for daily during the period between Policy Processing Dates.

        (3)Calculated on the Policy Date and on each subsequent Policy Processing Date by multiplying the appropriate guaranteed maximum cost of insurance rate by the net amount at risk divided by 1000. Deducted in arrears from each subaccount on a pro rata basis on the Policy Processing Date following the calculation date. Accrued for daily during the period between Policy Processing Dates.

        (4)Calculated on the policy anniversary by multiplying the amount of the Loan Debt as of the last policy anniversary (adjusted for loans and repayments since that anniversary) by the annual charge. Deducted from each subaccount on a pro rata basis on the policy anniversary. Accrued for daily since the Policy Date or last policy anniversary.

        (5)Calculated on each Policy Processing Date, beginning on the first Policy Processing Date following the tenth policy anniversary, by multiplying the quarterly credit by the Account Value. Added to each subaccount on a pro rata basis on the calculation date.



SCHED3                              Policy Schedule 3

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                          POLICY SCHEDULE 3 (CONTINUED)

           -----------------------------------------------------------------

            INSURED                      [RICHARD ROE]
            POLICY NUMBER                [SPECIMEN]



                               SURRENDER CHARGE
                               ----------------

          The surrender charge consists of a contingent deferred sales load and an unamortized expense charge.
          Contingent        The contingent deferred sales load is calculated as a
          Deferred          percentage of each Premium withdrawn or surrendered
          Sales             during the first 10 years following payment of that
          Load              Premium in accordance with the schedule below.

          Unamortized       The unamortized expense charge is calculated as a
          Expense Charge    percentage of each Premium withdrawn or surrendered
                            during the first 10 years following payment of
                            that Premium in accordance with the schedule
                            below.



          Completed
          Years Since
          Premium Payment         1      2      3      4      5      6       7      8      9     10
          ---------------         -      -      -      -      -      -       -      -      -     --
          Contingent Deferred     6     5.4    4.8    4.2    3.6     3      2.4    1.8    1.2    0.6
          Sales Load (% of
          Premium Withdrawn)

          Unamortized Expense     4.0   3.6    3.2    2.8    2.4     2.0    1.6    1.2    0.8    0.4
          Charge (% of
          Premium Withdrawn)

                Gain is never subject to a surrender charge. "Gain" is equal to the Contract Value less Premiums remaining in the policy. To calculate the Surrender Value, we determine the amount of any surrender charge payable by assuming gain is withdrawn first, followed by Premiums on a FIFO basis.

                To determine the amount of any surrender charge applicable to a partial withdrawal and Premiums remaining in the policy, unloaned gain is assumed to be withdrawn first, followed by Premiums on a FIFO basis. For this purpose, "unloaned gain" is equal to the Contract Value less the Premiums remaining in the policy, less loan interest credited to the loan collateral account that has not been repaid. We deduct the amount of the partial withdrawal and any applicable surrender charge from the Account Value.

                  OTHER CHARGES DEDUCTED FROM ACCOUNT VALUE
                  -----------------------------------------
          Transfer Charge           $25 for Each Transfer in Excess of 12 in a Policy Year

          Charge to exchange        Maximum $500
          Policy for fixed life
          insurance

          Change of Insured         Maximum $500
          charge

SCHED3                           Policy Schedule 3

         ----------------------------------------------------------------------

                              POLICY SCHEDULE 4

         ----------------------------------------------------------------------

            INSURED                      [RICHARD ROE]
            POLICY NUMBER                [SPECIMEN]


                    Table of Attained Age Factors [(Male)]



                        (Per $1.00 of Contract Value)

             Age     Factor      Age       Factor     Age       Factor     Age       Factor
              35   [4.29039]      52   [2.45939]       69   [1.54718]       86   [1.16997]
              36   [4.14774]      53   [2.38464]       70   [1.51303]       87   [1.15829]
              37   [4.00987]      54   [2.31290]       71   [1.48053]       88   [1.14738]
              38   [3.87704]      55   [2.24426]       72   [1.45013]       89   [1.13702]
              39   [3.74894]      56   [2.17852]       73   [1.42102]       90   [1.12701]
              40   [3.62573]      57   [2.11567]       74   [1.39368]       91   [1.11711]
              41   [3.50673]      58   [2.05549]       75   [1.36814]       92   [1.10707]
              42   [3.39239]      59   [1.99778]       76   [1.34424]       93   [1.09662]
              43   [3.28210]      60   [1.94258]       77   [1.32183]       94   [1.08538]
              44   [3.17618]      61   [1.88979]       78   [1.30076]       95   [1.07313]
              45   [3.07406]      62   [1.83932]       79   [1.28082]       96   [1.05986]
              46   [2.97576]      63   [1.79111]       80   [1.26189]       97   [1.04581]
              47   [2.88123]      64   [1.74519]       81   [1.24393]       98   [1.03190]
              48   [2.79020]      65   [1.70152]       82   [1.22696]       99   [1.02207]
              49   [2.70263]      66   [1.66003]       83   [1.21103]      100   [1.00000]
              50   [2.61842]      67   [1.62058]       84   [1.19624]
              51   [2.53732]      68   [1.58301]       85   [1.18257]










           Factors shown are based on the Insured's Attained Age as of each policy anniversary.

           On Policy Processing Dates other than policy anniversaries, we determine the Factor in a manner consistent with the methodology used to determine the Factors listed above, with allowance for elapsed time.

           The Factor on a date during a Policy Processing Period is determined by interpolating between the factors for the Policy Processing Date immediately preceding and immediately following that date.

SCHD4                              Policy Schedule 4

         ----------------------------------------------------------------------

                              POLICY SCHEDULE 5

         ----------------------------------------------------------------------

            INSURED                      [RICHARD ROE]
            POLICY NUMBER                [SPECIMEN]


         Table of Guaranteed Maximum Cost of Insurance Rates [(Male)]



       (Attained Age Quarterly Rates per $1,000 of Net Amount at Risk)

                 Age       Rate      Age        Rate    Age        Rate      Age         Rate
                  35      [0.42]      52      [1.47]     69      [8.00]       86     [45.42]
                  36      [0.44]      53      [1.61]     70      [8.85]       87     [49.84]
                  37      [0.47]      54      [1.78]     71      [9.97]       88     [54.38]
                  38      [0.50]      55      [1.96]     72     [10.93]       89     [59.13]
                  39      [0.54]      56      [2.17]     73     [12.22]       90     [64.15]
                  40      [0.57]      57      [2.39]     74     [13.69]       91     [69.56]
                  41      [0.62]      58      [2.62]     75     [15.27]       92     [75.56]
                  42      [0.66]      59      [2.89]     76     [16.96]       93     [82.46]
                  43      [0.72]      60      [3.19]     77     [18.76]       94     [91.57]
                  44      [0.77]      61      [3.52]     78     [20.64]       95    [105.29]
                  45      [0.83]      62      [3.89]     79     [22.66]       96    [129.02]
                  46      [0.90]      63      [4.32]     80     [24.89]       97    [177.72]
                  47      [0.97]      64      [4.81]     81     [27.41]       98    [307.64]
                  48      [1.05]      65      [5.35]     82     [30.29]       99    [333.33]
                  49      [1.14]      66      [5.94]     83     [33.59]
                  50      [1.23]      67      [6.57]     84     [37.25]
                  51      [1.34]      68      [7.25]     85     [41.22]










           Rates shown are based on the Insured's Attained Age as of each policy anniversary. They do not change during a Policy Year.

SCHD5                           Policy Schedule 5

         ----------------------------------------------------------------------

                              POLICY SCHEDULE 6

         ----------------------------------------------------------------------

            INSURED                      [RICHARD ROE]
            POLICY NUMBER                [SPECIMEN]




                             THE SEPARATE ACCOUNT

               The Separate Account is the Merrill Lynch Variable Life Separate Account, which is governed by the laws of Arkansas, our state of domicile. The Separate Account is divided into subaccounts that correspond to the following investment portfolios:


                 [Merrill Lynch Variable Series Funds, Inc.]
                     [Merrill Lynch Basic Value Focus Fund]
                     [Merrill Lynch Domestic Money Market Fund]
                     [Merrill Lynch Fundamental Growth Focus Fund] [Merrill Lynch Government Bond Fund]
                     [Merrill Lynch Index 500 Fund]

                 [AIM Variable Insurance Funds]
                     [AIM V.I. International Equity Fund]
                     [AIM V.I. Value Fund]

                 [Alliance Variable Products Series Fund, Inc.]
                     [Growth and Income Portfolio]
                     [Premier Growth Portfolio]

                 [Davis Variable Account Fund, Inc.]
                     [Davis Value Portfolio]

                 [Delaware Group Premium Fund]
                     [Trend Series]

                 [Mercury HW Variable Trust]
                     [Mercury HW International Value VIP Portfolio]

                 [MFS Variable Insurance Trust]
                     [MFS Emerging Growth Series]
                     [MFS Growth with Income Series]

                 [PIMCO Variable Insurance Trust]
                     [Total Return Bond Portfolio]

                 [Seligman Portfolios, Inc.]
                     [Seligman Small-Cap Value Portfolio]

                 [Van Kampen Life Lnvestment Trust]
                     [Emerging Growth Portfolio]

SCHD6                      Policy Schedule 6

-------------------------------------------------------------------------------
                           INTRODUCTION TO THIS POLICY

                           This policy insures the life of the Insured. The
                           Insured is also the owner of this policy unless
                           another owner has been named in the application.
                           The owner is shown in the Policy Summary. The owner
                           has the rights and options described in this
                           policy.
-------------------------------------------------------------------------------
This Policy Is A           This policy is a contract between you (its owner)
Contract                   and us. We provide insurance coverage and other
                           benefits as stated in this policy. We do this upon our acceptance of a completed application and receipt of the Initial Premium payment.

                           Whenever we use the word policy, we mean the entire contract. The entire contract consists of:

                              - the basic policy;
                              - the attached copy of the initial application;
                              - all subsequent applications to change the basic
                                policy; and
                              - any riders or endorsements.

                           Riders and endorsements add provisions or change the terms of the basic policy.

                           At any time we may make such changes in this policy as are required to make it conform with any law, regulation, or ruling issued by a government agency.

                           Only our President, a Vice President, Secretary, or Assistant Secretary may change the policy. Any change must be in writing.

                           To be effective, all notices, changes and choices
                           you make under this policy must be in writing,
                           signed and received by us at our Variable Life
                           Service Center. If you provide authorization, you
                           or your authorized representative may make
                           transfers, loans and partial withdrawals and give
                           Premium allocation instructions for additional
                           Premium payments by telephone. The Company
                           reserves the right to terminate or modify
                           telephone privileges at any time.
-------------------------------------------------------------------------------
Right To Name A            You may name a contingent owner. If you name a
Contingent Owner           contingent owner and you die while this policy is in
                           effect, ownership of the policy would then pass to
                           the contingent owner. If there is no contingent
                           owner, ownership would pass to your estate.
-------------------------------------------------------------------------------
The Beneficiary            We pay the proceeds to the primary Beneficiary.
                           If the primary Beneficiary (whether or not irrevocable) has died, we pay the proceeds to any contingent Beneficiary. If there is no surviving
                           Beneficiary, we pay the proceeds to the estate of the Insured.

                           You can name two or more persons as primary
                           Beneficiaries or contingent Beneficiaries. In
                           either case we assume the proceeds are to be paid
                           in equal shares to the surviving Beneficiaries. You
                           can specify payment other than in equal shares.
-------------------------------------------------------------------------------
Change of Owner or         During the Insured's lifetime you can transfer
Beneficiary                ownership of this policy and change the Beneficiary
                           (unless you have designated the primary Beneficiary
                           as irrevocable). To do this, you must send us written
                           notice of the change in a form satisfactory to us. If
                           you designate an irrevocable Beneficiary, you and the
                           irrevocable Beneficiary must act together to exercise
                           the rights and options under this policy. Any change
                           takes effect as of the day you sign the notice. The
                           change does not affect any payment made or action
                           taken by us before receipt of the notice of the
                           change at our Variable Life Service Center. We are
                           not responsible for the validity of the change.
-------------------------------------------------------------------------------
Sending Notice to Us       Any written notices or requests should be sent to
                           our Variable Life Service Center. The address is on the front of this policy.

MSP00                                  6

-------------------------------------------------------------------------------
                           PREMIUM PAYMENTS
-------------------------------------------------------------------------------
When To Pay                We require payment of the Initial Premium to put
Premiums                   this policy in effect. The amount of the Initial
                           Premium is shown in Policy Schedule 1. After 14
                           days following the In Force date, you may pay
                           additional Premiums under this policy. See
                           Additional Premiums.
-------------------------------------------------------------------------------
Where To Pay               Pay the Premiums to our Variable Life Service
Premiums                   Center. On request we will forward you a receipt
                           signed by our Treasurer.
-------------------------------------------------------------------------------
Allocation of Initial      Information on the Initial Premium allocation is
Premium                    shown in Policy Schedule 1. The maximum number of
                           subaccounts to which you may allocate the Initial
                           Premium at any one time is also shown in Policy
                           Schedule 1.
-------------------------------------------------------------------------------
Additional Premiums        After 14 days following the In Force date, you may
                           pay additional Premiums, subject to the
                           restrictions shown in Policy Schedule 1. They will also be subject to evidence of insurability based on our underwriting rules. Unless you specify otherwise, if there is any Loan Debt, we first apply any additional Premium paid as a loan repayment with any excess applied as an additional
                           Premium. See Policy Loans.

                           We allocate additional Premiums as of the date we receive and accept such payments. Additional Premiums are allocated among subaccounts as described in Policy Schedule 1. We reserve the right to return any additional Premiums that would cause this policy to fail to qualify as life insurance under applicable tax laws as interpreted by us.

                           Effect of Additional Premium Payments on Face Amount and Policy Guarantees
                           See the Guaranteed Benefits Rider.

MSP00                                 7

-------------------------------------------------------------------------------
                           HOW VARIABLE LIFE INSURANCE WORKS
-------------------------------------------------------------------------------
The Separate Account       We provide the variable life insurance benefits
                           under this policy through investments we make in the Separate Account designated in Policy
                           Schedule 6. We keep this account separate from our general account and any other separate accounts. We use it to support variable life insurance policies and may use it for other purposes permitted by applicable laws and regulations. We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the account won't be charged with liabilities that arise from any other business we conduct. But we may transfer to our general account assets that exceed the reserves and other liabilities of the Separate Account.

                           The Separate Account is registered as a unit
                           investment trust with the Securities and Exchange
                           Commission ("SEC") under the Investment Company Act
                           of 1940 (the "1940 Act"). The Separate Account is
                           also governed by State laws as designated in Policy
                           Schedule 6.
-------------------------------------------------------------------------------
Subaccounts                The Separate Account is divided into the
                           subaccounts shown in Policy Schedule 6. Each
                           subaccount invests in a designated Fund.
-------------------------------------------------------------------------------
Value in Each              On each business day, we calculate the value
Subaccount                 in each subaccount as follows:

                             (1) We take the number of the Accumulation Units
                                 in the subaccount at the end of the preceding Valuation Period and multiply it by the subaccount's Accumulation Unit Value on that business day.

                             (2) We add to (1) any Premiums allocated to the
                                 subaccount during the current Valuation
                                 Period and subtract from (1) any Premium sales load deducted before allocation. The amount of the Premium sales load, if any, is shown in Policy Schedule 3.

                             (3) We add to (2) any loan repayments that are
                                 allocated to the subaccount and subtract from
                                 (2) any loans that are taken from the
                                 subaccount during the current Valuation
                                 Period.

                             (4) We add to (3) any amounts transferred to the
                                 subaccount and subtract from (3) any amounts transferred from the subaccount (including any applicable transfer charge) and any amounts withdrawn from the subaccount (including any applicable surrender charge) since the end of the preceding Valuation Period. The amount of any transfer charge or surrender charge is shown in Policy Schedule 3.

                             (5) If a Policy Processing Date occurs during the
                                 Valuation Period, we subtract the charges allocated to the subaccount from (4) and add the credits allocated to the subaccount to
                                 (4). The charges and credits are shown in Policy Schedule 3 under, respectively, "Deductions from Account Value" and "Credits to Account Value". We also subtract any other applicable charges shown in Policy Schedule 3 under "Other Charges Deducted from Account Value", which are allocated to the subaccount.

                             (6) If the Account Value remaining after (5) is
                                 negative, we calculate the Net Surrender
                                 Value, and then set the value in each
                                 subaccount to zero. The amount by which the Net Surrender Value is negative is considered an overdue charge.


MSP00
                                      8

-------------------------------------------------------------------------------
Number of                  For each subaccount the number of Accumulation Units
Accumulation Units         is the sum of:

                           Each Premium, transfer or loan repayment allocated to the subaccount

                           Divided By

                           The value of an Accumulation Unit for that subaccount for the Valuation Period in which we received the Premium, transfer or loan repayment.

                           We then reduce the number of units for transfers,
                           withdrawals, loans and charges deducted from each
                           subaccount. We increase the number of units for
                           credits added to each subaccount. We make such
                           reductions and additions as of the Valuation
                           Period in which the transfer, withdrawal, loan,
                           charge or credit is effective.
-------------------------------------------------------------------------------
Value of Each              For each subaccount, we set the value of an
Accumulation Unit          Accumulation Unit (the "Accumulation Unit Value")
                           when we established the subaccount. The value may increase or decrease from one Valuation Period to the next. For any Valuation Period the Accumulation
                           Unit Value is:

                           The Accumulation Unit Value for the last prior Valuation Period

                           Multiplied By

                           The Net Investment Factor for that subaccount for
                           the current Valuation Period.
-------------------------------------------------------------------------------
Net Investment Factor      This is an index used to measure the investment
                           performance of a subaccount from one Valuation
                           Period to the next. For any subaccount, we determine the Net Investment Factor by dividing the value of the assets of the subaccount for that Valuation Period by the value of the assets of the subaccount for the preceding Valuation Period. We subtract from that result the daily equivalent of any asset-based charge for the Valuation Period, as shown on Policy Schedule 3. We also take reinvestment of dividends and capital gains and losses into account when we determine the Net
                           Investment Factor.

                           We may adjust the Net Investment Factor to make
                           provision for any change in tax law that requires
                           us to pay tax on earnings in the Separate Account
                           and any charge that may be assessed against the
                           Separate Account for assessments of federal premium
                           taxes or federal, state or local excise, profits or
                           income taxes measured by or attributable to the
                           receipt of Premiums.
-------------------------------------------------------------------------------
Changes Within The         We may from time to time make additional
Separate Account           subaccounts available. We also have the right,
                           subject to obtaining any necessary regulatory approvals, to eliminate subaccounts from the Separate Account, to combine two or more subaccounts, or to substitute a new portfolio for the portfolio in which a subaccount invests. We reserve the right to transfer assets of the Separate
                           Account or of a subaccount, which we determine to be associated with the class of policies to which this policy belongs, to another separate account or subaccount.

                           When permitted by law, we reserve the right to:

                           - deregister the Separate Account under the 1940
                             Act;

                           - make any changes required by the 1940 Act;

                           - operate the Separate Account as a management
                             company under the 1940 Act or in any other form of organization permitted by applicable law;

                           - reserve, restrict or eliminate any voting rights
                             of policyowners, or other persons who have voting rights as to the Separate Account;

                           - combine the Separate Account with other separate
                             accounts; and

                           - create a new separate account.

MSP00
                                      9

-------------------------------------------------------------------------------
                           CHARGES AND CREDITS
-------------------------------------------------------------------------------
Charges and Credits        We deduct charges to help us cover our costs and
                           expenses for sales and administration of the policy, and for taxes paid, services provided and risks assumed under the policy. The specific charges that apply to this policy, the amount of each charge, how it is determined and when it is collected are shown in Policy Schedule 3.

                           The charges include a mortality, or "cost of insurance" charge. We may use cost of insurance rates that produce a lower cost of insurance charge than would be produced using the guaranteed maximum cost of insurance rates shown in Policy
                           Schedule 5. Any change in the current rates will be made as described in OTHER IMPORTANT INFORMATION, under Changes in Policy Cost Factors.

                           We also may add a credit to the Account Value. If we do so, the amount of the credit, how it is determined and when it is credited is shown in Policy Schedule 3.

                           Any applicable charge is deducted from each subaccount in proportion to the Account Value in that subaccount. Any credit is added to each subaccount in proportion to the Account Value in that subaccount.


MSP00

-------------------------------------------------------------------------------
                           POLICY BENEFITS FOR THE OWNER

                           There are important rights and benefits that are
                           available to you during the Insured's lifetime.
-------------------------------------------------------------------------------
Owner's Right to           You may transfer all or part of the Account Value
Transfer                   among the subaccounts. To make a transfer, you
Account Value              must provide us with satisfactory notice at our
                           Variable Life Service Center. The transfer takes effect when we receive the notice. The number of transfers allowed without charge each policy year, and the minimum amount that may be transferred from any subaccount in any transaction, are shown in Policy Schedule 2. We reserve the right to charge for each additional transfer, as shown in Policy Schedule 3.

                           You select the subaccounts to which to allocate a transfer. The maximum number of subaccounts in which you may have Account Value at any one time is shown in Policy Schedule I.

                           An excessive number of transfers, including
                           short-term "market timing" transfers, may adversely
                           affect the performance of the underlying portfolio
                           in which a subaccount invests. If, in our sole
                           opinion, a pattern of an excessive number of
                           transfers develops for a policy, we reserve the
                           right not to process a transfer request. We also
                           reserve the right not to process a transfer
                           request when the sale or purchase of shares or units
                           of a Fund is not reasonably practicable due to
                           actions taken or limitations imposed by the
                           underlying fund.
-------------------------------------------------------------------------------
Policy Loans               You may use this policy as collateral to borrow
                           money from us. The policy will be the only security we require for the loan. You may take a loan at any time this policy is in effect. You may repay all or part of the loan at any time while the Insured is living. Applicable minimum and maximum amounts for any loan or repayment are shown in Policy Schedule 2.

                           Loan Collateral Account

                           When you take a loan, we transfer the amount of the loan from the Account Value and hold it as collateral in our general account ("loan collateral account"). When you repay a loan, we transfer the amount of the repayment from the loan collateral account to the Account Value.

                           Loan Interest Charged

                           We accrue interest on any Loan Debt as of the beginning of each policy year and on any new loan taken during the policy year. Loan repayments reduce the amount of Loan Debt to which interest applies. The maximum rate of loan interest charged is shown in Policy Schedule 2. Interest accrues each day and is due at the end of each policy year. If interest isn't paid when due, it is capitalized (that is, considered a new loan) and we add it to the loan amount.

                           Loan Interest Credited

                           We credit interest on the amount held in the loan collateral account at the beginning of each policy year and on any amounts transferred to the loan collateral account during the policy year. Loan repayments reduce the amount in the loan collateral account to which interest is credited. The rate we credit to the loan collateral account is shown in Policy Schedule 2.

                           Net Loan Cost

                           The difference between the loan interest charge accrued and the loan interest credit accrued is called the "net loan cost". The net loan cost accrues each day and reduces the amount available upon surrender of the policy. On each policy anniversary, we reduce the Account Value by the net loan cost and add it to the amount held in the loan collateral account. The maximum net loan cost is shown in Policy
                           Schedule 3.


MSP00

--------------------------------------------------------------------------------
Policy Loans                            Allocation of Loans and Repayments
(Continued)                             You may select the subaccount(s) from
                                        which to take a loan, and the
                                        subaccount(s) to which to allocate a
                                        repayment. If you do not specify, we
                                        allocate the loan or repayment in
                                        proportion to your Account Value in
                                        each subaccount as of the date of the
                                        loan or repayment.

                                        Effect on Death Benefit and Surrender
                                        Value
                                        A loan, whether repaid or not, has a
                                        permanent effect on a policy's
                                        Surrender Value, and may have a
                                        permanent effect on the Death Benefit.
                                        Amounts held in the loan collateral
                                        account do not participate in the
                                        performance of the Separate Account.

                                        Upon a surrender of the policy, we
                                        deduct the amount of any Loan Debt from
                                        the Surrender Value. Upon the Insured's
                                        death, we deduct the Loan Debt from the
                                        Death Benefit.

                                        Termination Due to Excess Loan Debt
                                        If the Loan Debt exceeds the Surrender
                                        Value on a Policy Processing Date, we
                                        will terminate this policy. We will not
                                        do this, however, until 61 days after we mail notice of our intent to terminate. To avoid termination, you must pay us at least the "Payment Required to Prevent Termination Due to Excess Loan Debt, " shown on Policy Schedule 2. We will notify, at their last known addresses, you and anyone who holds this policy as collateral.

                                        If the Insured dies during the 61-day
                                        period, we will pay the Beneficiary the
                                        insurance benefits under the policy as
                                        described in Proceeds Payable to the
                                        Beneficiary.

                                        Effect of Loan Debt on Policy Guarantees
                                        See the Guaranteed Benefits Rider.
--------------------------------------------------------------------------------
Assignment - Using                      You can assign this policy as collateral
This Policy As                          security for a loan or other obligation.
Collateral Security                     This does not change the ownership. But
                                        your rights and any Beneficiary's rights
                                        are subject to the terms of the
                                        assignment. To make or release an
                                        assignment, we must receive written
                                        notice, satisfactory to us, at our
                                        Variable Life Service Center.  We are
                                        not responsible for the validity of any
                                        assignment.
--------------------------------------------------------------------------------
Withdrawals                             You have the right to make partial
                                        withdrawals, subject to the requirements shown in Policy Schedule 2. A partial withdrawal may not be repaid. We may apply a surrender charge to any withdrawal. The amount of any such charge and when it would apply is shown in Policy Schedule 3.

                                        Requesting A Partial Withdrawal
                                        The request for a partial withdrawal
                                        must be in a form satisfactory to us.
                                        The effective date of the withdrawal is
                                        the date we receive the request at our
                                        Variable Life Service Center.

                                        Effect of A Partial Withdrawal on
                                        Account Value
                                        As of the effective date of a partial
                                        withdrawal, we reduce the Account Value
                                        by the amount of the withdrawal and any
                                        applicable surrender charge.  We reduce
                                        the value of each subaccount in
                                        accordance with your instructions.  If
                                        we receive no instructions, we reduce
                                        the value in each subaccount in
                                        proportion to your Account Value in each subaccount as of the effective date of the partial withdrawal.

                                        Effect of the Withdrawals on Face Amount and Policy Guarantees
                                        See the Guaranteed Benefits Rider.

MSP00                                   12

-------------------------------------------------------------------------------
Surrender Value                         The Surrender Value is equal to the
                                        Contract Value less any applicable
                                        surrender charge. The Contract Value
                                        equals the Account Value plus Loan Debt,
                                        minus any accrued charges.  Surrender
                                        charges and charges we accrue for are
                                        shown in policy Schedule 3.
-------------------------------------------------------------------------------
Surrendering                            You can surrender this policy at any
to Receive                              time and receive its Net Surrender
the Net Surrender Value                 Value. The Net Surrender Value is equal
                                        to the Surrender Value less any Loan
                                        Debt. We will determine the Net
                                        Surrender Value as of the date we
                                        receive this policy and the signed
                                        request at our Variable Life Service
                                        Center.

                                        The surrender will take effect on the
                                        date you send this policy to our
                                        Variable Life Service Center with a
                                        signed request for surrender in a form
                                        satisfactory to us. You may receive the
                                        Net Surrender Value in cash or under one
                                        or more income options. See Choosing An
                                        Income Option.
-------------------------------------------------------------------------------
Grace Period                            After the end of the Guarantee Period
                                        (see the Guaranteed Benefits Rider), we
                                        will terminate this policy on any
                                        Policy Processing Date if the Surrender
                                        Value on such Policy Processing Date is
                                        negative.  We will consider this
                                        negative Surrender Value an overdue
                                        charge as of such Policy Processing
                                        Date.

                                        We will not terminate this policy due to a negative Surrender Value until the end of the grace period. The grace period will end 61 days after we mail you a notice that we may terminate this policy because of insufficient Surrender Value. To avoid termination, you must pay us at least the grace amount. The grace amount is defined in Policy Schedule 2. We will specify this amount on the notice we send.

                                        If the Insured dies during the grace
                                        period, we will pay the Beneficiary the
                                        insurance benefits under the policy as
                                        described in Proceeds Payable to The
                                        Beneficiary.

                                        We can also terminate this policy at any
                                        time, even during the Guarantee Period,
                                        if  Loan Debt exceeds the Surrender
                                        Value.  See Termination Due to Excess
                                        Loan Debt.
-------------------------------------------------------------------------------
How to Reinstate                        If we have terminated this policy at the
This Policy                             end of the grace period, you may
                                        reinstate it while the Insured is alive
                                        if:
                                             -  You ask for reinstatement within
                                                three(3) years after the end of
                                                the grace period;
                                             -  We receive satisfactory evidence
                                                of the Insured's insurability;
                                                and
                                             -  You pay us at least the
                                                Reinstatement Premium shown in
                                                Policy Schedule 2.
                                        The effective date of the reinstated
                                        policy is the Policy Processing Date on
                                        or next following the date we approve
                                        the reinstatement application.
-------------------------------------------------------------------------------
Right to Exchange                       You may exchange this policy for a
for Fixed Life Insurance                policy with benefits that do not vary
                                        with the investment results of a
                                        separate account.  You must elect the
                                        exchange within 18 months from the Issue
                                        Date.  We will require no evidence of
                                        insurability.  The maximum charge to
                                        exchange the policy is shown in Policy
                                        Schedule 3.

                                        We issue the new policy on the Insured's life after we receive:
                                             -  a proper written request; and
                                             -  this policy.

                                        About The New Policy
                                        The new policy's owner and Beneficiary
                                        will be the same as those of this policy as of the date of the exchange. The new policy will have the same Issue Age, Issue Date, face amount, Surrender Value and underwriting class as this policy. Any Loan Debt under this policy will be carried over to the new policy.



MSP00                                  13

==============================================================================================================
                         INSURANCE BENEFITS
--------------------------------------------------------------------------------------------------------------
Death Benefit            The Death Benefit for this policy on any day is the greater of the Guaranteed
                         Minimum Death Benefit (see the Guaranteed Benefits Rider) and the Variable
                         Insurance Amount.
--------------------------------------------------------------------------------------------------------------
Variable Insurance       The Variable Insurance Amount on the Policy Date equals the Contract Value as of
Amount                   such date multiplied by the Attained Age Factor shown or described on Policy
                         Schedule 4 for the Insured's Issue Age. Thereafter, the Variable Insurance Amount
                         will vary daily based on the investment results, any Premium payments or partial withdrawals made, and any charges deducted from or credits added to the Account
                         Value. The Variable Insurance Amount will be determined each day by multiplying the Contract Value by the appropriate Attained Age Factor shown or described in
                         Policy Schedule 4.

                         In no event will the Variable Insurance Amount be less than that required to keep this policy qualified as life insurance under the Federal income tax laws.
--------------------------------------------------------------------------------------------------------------
Proceeds Payable To      We will pay the Death Benefit Proceeds to the Beneficiary upon the Insured's
The                      death. The Death Benefit Proceeds equal the Death Benefit less any Loan Debt,
Beneficiary              plus the amount payable under any additional insurance rider. We may pay the proceeds in cash or under one or more income options. See Choosing An Income
                         Option.

                         The values we use in the calculation of the Death Benefit Proceeds will be those as of the Insured's date of death. If the Insured dies during the 61-day period after we mail notice of our intent to terminate (see Grace Period and Termination Due to Excess
                         Loan Debt), we will pay the Beneficiary the Death Benefit Proceeds in effect immediately prior to that period reduced by any overdue charges.

                         The Death Benefit will never be less than that required to keep this policy qualified as life insurance under the Federal income tax laws.

                         How to Claim Death Benefit Proceeds
                         The Beneficiary should contact our Variable Life Service Center for instructions. We usually pay the proceeds within 7 days after we receive Due Proof of Death of the
                         Insured, and any other requirements. We may delay payment of all or part of the Death
                         Benefit if we have not been able to determine this policy's Contract Value as of the date of death because:
                         (1) the NYSE is closed for trading;
                         (2) the SEC determines that a state of emergency exists;
                         (3) an order of the SEC permits a delay for the protection of policyowners; or
                         (4) trading on the NYSE is restricted.

                         If a delay is necessary and death occurs prior to the end of the Guarantee Period, we may delay payment of any excess of the Death Benefit over the Guaranteed Minimum Death
                         Benefit (See the Guaranteed Benefits Rider). After the Guarantee Period we may delay payment of the entire Death Benefit. We add interest to the Death Benefit Proceeds at an annual rate of at least 4% from the date of death to the date of payment. Interest added to Death Benefit Proceeds will not be less than that required by any applicable law.




MSP00                                14


==============================================================================================================
                         CHOOSING AN INCOME OPTION
--------------------------------------------------------------------------------------------------------------
                         During the Insured's lifetime, you may choose one or more income options for the payment of Death Benefit Proceeds. If, at the time of the Insured's death, no option has been chosen for paying Death Benefit Proceeds, the Beneficiary may choose one within one year. You may also elect an income option upon surrender of the policy for its Net Surrender Value.

                         Our approval is needed where:
                              -  the person named to receive payment ("Payee") is other than you or the
                                 Beneficiary;
                              -  the Payee is not a natural person, such as a corporation; or
                              -  any income payment would be less than $100.
--------------------------------------------------------------------------------------------------------------
The Income Options       There are six income options to choose from. They are:

                         Option 1. Income For A Fixed Period
                         We make payment in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the amount shown in the following table. Values for annual, semi-annual or quarterly payments are available on request.

                                          TABLE FOR INCOME FOR A FIXED PERIOD
                                          (Payments for Each $1,000 Applied)

                          --------------------------------------------------------------------
                          Fixed Period          Monthly          Fixed Period          Monthly
                            of Years            Income             of Years            Income
                          ------------         --------          -------------         -------
                               1               $84.47                16                 $6.53
                               2                42.86                17                  6.23
                               3                28.99                18                  5.96
                               4                22.06                19                  5.73
                               5                17.91                20                  5.51
                               6                15.14                21                  5.32
                               7                13.16                22                  5.15
                               8                11.68                23                  4.99
                               9                10.53                24                  4.84
                              10                 9.61                25                  4.71
                              11                 8.86                26                  4.59
                              12                 8.24                27                  4.47
                              13                 7.71                28                  4.37
                              14                 7.26                29                  4.27
                              15                 6.87                30                  4.18
                          --------------------------------------------------------------------

                         Option 2. Income For Life
                         We make payment to the Payee in equal monthly installments and guarantee payment for at least a period certain. The period certain can be 10 or 20 years. Other periods certain are available on request. A refund certain may be chosen instead. Under this arrangement, we guarantee income until payments equal the amount applied. If the Payee lives beyond the guaranteed payments, payments continue until his or her death.

                         We guarantee each payment will be at least the amount shown in the following table. By age we mean the Payee's age on his or her birthday nearest the effective date. Amounts for ages not shown are available on request.



MSP00                                 15

-----------------------------------------------------------------------------------------------------
The Income Options
(Continued)                                          TABLES FOR INCOME FOR LIFE
                                             (Monthly Payments for Each $1,000 Applied)

                            -------------------------------------------------------------------------
                                                         PAYMENTS TO A MALE
                                 Age           10 Years Certain   20 Years Certain    Refund Certain
                             -----------       ----------------   ----------------    --------------
                              0-10                 $3.24              $3.23               $3.22
                              15                    3.32               3.31                3.30
                              20                    3.41               3.40                3.39
                              25                    3.52               3.51                3.50
                              30                    3.66               3.64                3.63
                              35                    3.84               3.81                3.79
                              40                    4.07               4.00                3.99
                              45                    4.36               4.23                4.24
                              50                    4.71               4.50                4.54
                              55                    5.14               4.79                4.92
                              60                    5.68               5.10                5.39
                              65                    6.35               5.38                6.01
                              70                    7.17               5.60                6.83
                              75                    8.07               5.72                7.94
                              80                    8.93               5.75                9.48
                              85 & over             9.54               5.75                ----

                            -------------------------------------------------------------------------

                            -------------------------------------------------------------------------

                                                         PAYMENTS TO A FEMALE

                                 Age           10 Years Certain   20 Years Certain    Refund Certain
                             -----------       ----------------   ----------------    --------------
                              0-10                 $3.17              $3.16               $3.15
                              15                    3.23               3.22                3.21
                              20                    3.30               3.29                3.28
                              25                    3.39               3.38                3.37
                              30                    3.50               3.49                3.48
                              35                    3.64               3.62                3.61
                              40                    3.81               3.78                3.77
                              45                    4.04               3.99                3.98
                              50                    4.33               4.23                4.24
                              55                    4.70               4.53                4.57
                              60                    5.17               4.87                4.99
                              65                    5.80               5.22                5.55
                              70                    6.63               5.51                6.32
                              75                    7.64               5.68                7.39
                              80                    8.64               5.74                8.85
                              85 & over             9.33               5.75

                            -------------------------------------------------------------------------


                         Option 3. Interest Payment
                         Amounts can be left with us to earn interest at an annual rate of at least 3%. We can make interest payments annually, semi-annually, quarterly or monthly.

                         Option 4. Income Of A Fixed Amount
                         We make payments of an agreed-upon fixed amount annually, semi-annually, quarterly or monthly. The fixed amount per year must be at least $60 for each
                         $1,000 of the amount applied. The amount applied earns interest at an annual rate of at least 3%. Payments continue until we have fully paid the amount applied and interest.


MSP00                                 16

-------------------------------------------------------------------------------------------------------------
The Income Options       Option 5. Joint Life Income
(Continued)              This option is available if there are two Payees. At least one of the Payees must be either you or the Beneficiary of this policy. We make monthly payments as long as at least one of the Payees is living. We guarantee the payments will be at least the amount shown in the following table while both Payees are alive. When one dies, we guarantee to continue paying the other at least two-thirds of the amount shown. By age we mean the Payees age on his or her birthday nearest the effective date.
                         Amounts for two males, two females, or for ages not shown in the table below are available on request.

                                               TABLE OF JOINT LIFE INCOME
                                         (Monthly Payments for Each $1,000 Applied)

                                                       FEMALE AGE

                                           55         60       65        70        75
                                       -----------------------------------------------
                                    50  $4.55      $4.76    $4.99     $5.26     $5.56
                                    55   4.75       4.99     5.27      5.59      5.95
                                    60   4.96       5.25     5.59      5.98      6.42
                           MALE AGE 65   5.15       5.53     5.94      6.43      6.99
                                    70   5.43       5.84     6.33      6.94      7.66
                                    75   5.69       6.16     6.73      7.49      8.41
                                       -----------------------------------------------


                         Option 6. Immediate Annuity
                         An amount can be used to buy any single premium immediate annuity we offer at that time.

Payments When Payee      When the Payee dies, we will pay any amounts still due. The amounts still due are
Dies                     determined as follows:
                             -   For options 1, 2, or 4, any remaining guaranteed payments continue. Under option 4, we may pay any unpaid proceeds with any accrued interest in a single sum. Under options 1 and 2, we may pay the discounted values of the remaining guaranteed payments in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is 3% for options
                                 1 and 2. But we will use the interest rate we used to calculate the payment for options 1 and 2, if they were not based on the table in this policy.
                             -   For option 3, we pay the unpaid amount and any accrued interest.
                             -   For option 5, no amounts are payable after both Payees have died.
                             -   For option 6, the annuity contract will state the amount due, if any.




     MSP00
                                       17

================================================================================================================
                              OTHER IMPORTANT INFORMATION
----------------------------------------------------------------------------------------------------------------
Limits On Our Contesting      We rely on the statements made in the applications. Legally, they are considered
This Policy                   representations, not warranties. We can contest the validity of this policy if you make any material misstatements in the initial application, a copy of which is attached. We can also contest any amount of Death Benefit which would not be payable except for the fact that an additional Premium was paid, if any material misstatements are made in any application required with the Premium.

                              We won't contest the validity of this policy after this policy has been in effect during the Insured's lifetime for two years from the Issue Date. Nor will we contest any amount of Death Benefit attributable to an additional
                              Premium after it has been in effect during the Insured's lifetime for two years from the date we receive and accept such Premium.

                              If we reinstate this policy, this provision is measured from the effective date of the reinstated policy.
----------------------------------------------------------------------------------------------------------------
Report                        We send you a report at least once a year, within 31 days after the end of each policy year. The report shows the Death Benefit, Surrender Value and Loan
                              Debt as of the end of the policy year. The report also shows the allocation of the Account Value as of such date and the amounts deducted from or added to the Account Value since the last report. The report also includes any other information that may be currently required by the insurance supervisory official of the jurisdiction in which we delivered this policy.
----------------------------------------------------------------------------------------------------------------
Policy Changes -              For the Insured and the owner to receive the tax treatment accorded to life
Applicable Tax Law            insurance under Federal law, this policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code or successor law.
                              Therefore, to maintain this qualification to the maximum extent permitted by law, we have reserved in this policy the right to return any Premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by us. Further, we reserve the right to make changes in this policy or its riders or to make distributions from the policy to the extent we deem it necessary to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. We will give you advance written notice of such changes.
----------------------------------------------------------------------------------------------------------------
Error in Age or Sex           If the Insured's age or sex as stated in the application is wrong, it could mean the Initial Face Amount or any other policy benefit is wrong. The Initial Face
                              Amount will be recalculated based on the Initial Premium and the Guarantee Period
                              (see the Guaranteed Benefits Rider). Then, the Surrender Value and Death Benefit
                              will be recalculated from the Policy Date using the actual cost of insurance rates based on the correct age and sex taking into account any policy transactions such as additional Premiums, loans, loan repayments or withdrawals.



MSP00                                 18

---------------------------------------------------------------------------------------------------------------
Suicide                    If the Insured commits suicide within two years from the Issue Date, while sane or insane, we will limit the Death Benefit to the amount of the Premiums paid less any withdrawals and Loan Debt.

                           If the Insured commits suicide, while sane or insane, within two years of any date we receive and accept an additional Premium, any amount of Death Benefit which would not be payable except for the fact that the additional Premium was paid will be limited to the amount of such payment, less any withdrawals and loans attributable to such Premium payment.

---------------------------------------------------------------------------------------------------------------
Claims Of Creditors        The proceeds of this policy will be free from creditors' claims to the extent allowed by law.
---------------------------------------------------------------------------------------------------------------
Non-Participating          This policy does not participate in our divisible surplus.
---------------------------------------------------------------------------------------------------------------
Authority To Make          All agreements made by us must be signed by our president or a vice president and by
Agreements                 our secretary or an assistant secretary. No other person, including an insurance agent or broker, can:
                               -       change any of this policy's terms;
                               -       extend the time for paying Premiums; or
                               -       make any agreement binding on us.
---------------------------------------------------------------------------------------------------------------
Changes In Policy Cost     Any changes in policy cost factors (such as current cost of insurance rates and
Factors                    loan charges) that we have reserved the right to make will be by class and based upon changes in future expectations for such elements as mortality, persistency, expenses and taxes. The policy cost factors are determined prospectively. We will not recoup prior losses by means of policy cost factor changes. We will determine any change in policy cost factors in accordance with procedures and standards on file (if required) with the insurance supervisory official of the jurisdiction in which we deliver this policy.
---------------------------------------------------------------------------------------------------------------
Maturity Date              If this policy has a maturity date, it is shown in Policy Schedule 2. On the
Of This Policy             maturity date, we will pay you the Net Surrender Value if the Insured is then living. We may pay the Net Surrender Value in cash or under one or more income options. See Choosing An Income Option.
---------------------------------------------------------------------------------------------------------------
Payments Under The         We usually pay the amount of a loan or partial withdrawal, or the Net Surrender
Policy                     Value within 7 days after we receive a request satisfactory to us. But we may delay making a payment or a loan when:

                             (1)  the NYSE is closed for trading;
                             (2)  the SEC determines that a state of emergency exists;
                             (3)  an order of the SEC permits a delay for the protection of policyowners; or
                             (4)  trading on the NYSE is restricted.

                           We may also defer transfers upon the occurrence of any of the events described above.



MSP00                                 19

Note Regarding Our       We base our computations of reserves, any guaranteed benefits and the maximum
Computations             cost of insurance charges on the mortality table and interest rate shown in Policy
                         Schedule 2. In calculating the maximum cost of insurance charges, we use the
                         Insured's Attained Age, sex and underwriting class. When making our computations, we assume that death claims are paid immediately. Our mortality and expense risks shall not adversely affect the dollar amount of insurance benefits or Surrender Values.

                         We have filed a detailed statement of our computations with the insurance supervisor of the state or jurisdiction where this policy is delivered. All policy values equal or exceed those required by the law of that state or jurisdiction. Any benefit provided by an attached rider will not increase these values unless stated in that rider.







MSP00

                             -------------------------------------------------------------------------------------
      MERRILL LYNCH          MERRILL LYNCH LIFE INSURANCE COMPANY                          Little Rock,
                                                                                               Arkansas
                             -------------------------------------------------------------------------------------

                             CHANGE OF INSURED RIDER

                             This rider gives you the right to change the Insured under this policy once each policy year as of a Policy Processing Date. A change of Insured will generally be treated as a taxable transaction.

------------------------------------------------------------------------------------------------------------------
 Requesting A Change         You and the new insured must provide us with satisfactory notice at our
                             Variable Life Service Center and evidence of insurability for the new insured that is acceptable to us. If we approve the request for change, insurance on the new insured takes effect on the Policy Processing Date on or next following the date of approval if the new insured is then living.
                             This is the effective date of change.

------------------------------------------------------------------------------------------------------------------
 Requirements for Change     We will change the Insured under this policy if:
                                - We are satisfied that under our rules the new insured qualifies in a standard underwriting class.
                                - This policy is in effect and there is no assignment on file with us.
                                - You have an insurable interest in the life of the new insured.
                                - The Attained Ages as of the effective date of change of the original
                                  Insured and new insured are not less than the minimum nor more than the maximum ages for which we would then issue this policy.
                                - The new insured was born prior to the Policy Date of this policy.
                                - The new insured is alive on the effective date of change.
                                - Any Loan Debt is repaid before the change goes into effect.
                                - There has been no other change of Insured under this policy during the current policy year.
------------------------------------------------------------------------------------------------------------------

 The Policy After Change     As of the effective date of change we will change this policy as follows:
                                - The Issue Date of this policy is changed to the effective date of change.
                                - The Issue Age for the new insured is the new insured's age as of his or her birthday nearest the Policy Date.
                                - The guaranteed maximum cost of insurance rates and Attained Age
                                  Factors are those in effect on the Policy Date for a person with the same Issue Age, sex, and underwriting class as the new insured.
                                - The Initial Face Amount is recalculated based on the Issue Age, sex and underwriting class of the new insured.
                                - The face amount and guaranteed benefits are recalculated. See the
                                  Guaranteed Benefits Rider.
                                - The maximum Change of Insured Charge, if any, is shown in Policy
                                  Schedule 3.
















CIMSP00

------------------------------------------------------------------------------------------------------------------
 Notice                      If the change takes effect, we send you a confirmation that we have changed the Insured under this policy; and new Policy Schedule pages reflecting the changes above.
------------------------------------------------------------------------------------------------------------------
                             This rider is part of the policy to which it is attached.


                                /s/Barry G. Shabind                            [SIG]


                                    Secretary                                 President














































CIMSP00


                             -----------------------------------------------------------------------------
[MERRILL LYNCH LOGO]         MERRILL LYNCH LIFE INSURANCE COMPANY                          Little Rock,
                                                                                               Arkansas

                             -----------------------------------------------------------------------------


                             GUARANTEED BENEFITS RIDER

-----------------------------------------------------------------------------------------------------------
Note Regarding Computations  All calculations in this Rider are based on:
in This Rider                   (a)the interest rate shown under "Interest Rate Used in Our
                                   Computations" in Policy Schedule 2 (hereinafter referred
                                   to as the "Interest Rate"); and
                                (b)the guaranteed maximum cost of insurance
                                   rates, based on the mortality table listed in
                                   Policy Schedule 2 (hereinafter referred to as
                                   the "Guaranteed Rates").
                             All Attained Age factors with respect to transactions will be those as of the Policy Processing Date on or next following the effective date of the transaction.
-----------------------------------------------------------------------------------------------------------
The Face Amount              The Initial Face Amount is shown in the Policy Summary. The face amount will increase as a result of an additional Premium payment, or decrease as a result of a partial withdrawal as described below. It is not affected by investment results or the allocation of the Account Value among the subaccounts. If the Insured reaches Attained Age 100, the face amount is set to zero.
-----------------------------------------------------------------------------------------------------------
The Guaranteed Minimum       The Death Benefit can never be less than the Guaranteed Minimum Death Benefit.
Death Benefit                The Guaranteed Minimum Death Benefit is equal to the face
                             amount.
-----------------------------------------------------------------------------------------------------------
The Guarantee Period         The Guarantee Period is the period during which we cannot terminate this policy regardless of investment results, unless Loan Debt exceeds the Surrender Value on a Policy Processing Date. It is
                             the period that a comparable fixed life insurance contract
                             (with the same face amount, premium payments and withdrawals made, and
                             Guaranteed Rates) would remain in effect if credited with the Interest Rate.

                             The Guarantee Period extends to the Insured's Attained Age 100.
-----------------------------------------------------------------------------------------------------------
 Fixed Base                  We use the fixed base to determine any adjustments to the face amount due to Premium payments or withdrawals. Adjustments to the face amount are made as of the effective date of the Premium payment or withdrawal.


                             The fixed base on the Policy Date equals this policy's Contract Value.
                             Thereafter, the fixed base is calculated on each Policy Processing Date in the same manner as the Contract Value except all calculations are based on the Guaranteed Rates and the Interest Rate. On any date other than a Policy Processing Date, the fixed base is equal to the fixed base as of the next Policy Processing Date. The fixed base calculation does not reflect Policy loans and repayments. After the expiration of the
                             Guarantee Period, the fixed base is set to zero.

                             On the effective date of a transaction, the fixed base is increased by the amount of any Premium payment and is decreased by the amount of any withdrawal. If the effective date of a transaction is not a Policy
                             Processing Date, we also increase the fixed base by the amount of interest on the Premium paid from the effective date to the next Policy
                             Processing Date and decrease the fixed base by the amount of interest on the withdrawal from the effective date to the next Policy Processing
                             Date.


GRMSPOO

-----------------------------------------------------------------------------------------------------------
Effect of Additional Premium The face amount will increase. The amount of the increase is determined as
Payment on the Face Amount   follows:
                                    The increase in the fixed base due to the additional Premium payment is multiplied by the appropriate Attained Age Factor shown or described in Policy Schedule 4.
-----------------------------------------------------------------------------------------------------------
Effect of Withdrawal on the  The face amount will decrease. The amount of the decrease is determined as
Face Amount                  follows:
                                     The decrease in the fixed base due to the withdrawal is multiplied by the appropriate Attained Age Factor shown or described in
                                     Policy Schedule 4.
-----------------------------------------------------------------------------------------------------------
Effect of Loan Debt on       The policy will be terminated during the Guarantee Period if a loan is
Guarantees                   outstanding and the Loan Debt exceeds the Surrender Value on a Policy
                             Processing Date. See Termination Due to Excess Loan Debt.
-----------------------------------------------------------------------------------------------------------
                             This rider is part of the policy to which it is attached. This rider is not an "additional insurance rider" under the terms of the policy.





                                      [SIG]                                     [SIG]
                                    Secretary                                 President






























GRMSPOO


                             -------------------------------------------------------------------------------------
[MERRILL LYNCH LOGO]         MERRILL LYNCH LIFE INSURANCE COMPANY                               Little Rock,
                                                                                                    Arkansas
                             --------------------------------------------------------------------------------------


                             BACKDATING ENDORSEMENT

                             This endorsement adds or modifies certain provisions of the policy. It controls over any contrary provisions of the policy.


--------------------------------------------------------------------------------------------------------------------
Endorsement Data             Insured: [RICHARD ROE]
                             Policy Number: [SPECIMEN]
                             Policy Date: [January 15, 2001]
                             Endorsement Effective Date: [February 10, 2001]
---------------------------------------------------------------------------------------------------------------------

                             Endorsed on this Policy on its Issue Date:

                             For the period from the Policy Date to the Endorsement Effective Date (the "Initial
                             Valuation Period"), policy values will be determined in accordance with the provisions of the policy to which this endorsement is attached, except that on any day during the Initial
                             Valuation Period the Account Value is equal to Premiums paid plus interest at the "Interest
                             Rate Used in Our Computations" shown in Policy Schedule 2, less charges described in Policy
                             Schedule 3. The value in each subaccount during the Initial Valuation Period is zero.



                                      [SIG]                                     [SIG]

                                    Secretary                                 President



















BEMSP00

-----------------------------------------------------------------------------------------------------------
Modified Single Premium      Variable life insurance payable upon death of Insured. Modified single
Variable Life                Premium. Non-participating. Investment results reflected in policy benefits.
Insurance Policy             Guaranteed Minimum Death Benefit and Guarantee Period as described in Guaranteed Benefits Rider.